UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2024

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7900 E. Union Ave, Suite 320
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (303) 320-7708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GORO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

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Item 8.01 Other Events

On December 2, 2024, Gold Resource Corporation (“the Company”) issued a press release announcing an update to the operational and liquidity matters that were reported at the end of the third quarter.

During the month of November, the Company has seen an improvement in production at the Don David Gold Mine (“DDGM”) as compared to earlier in the fourth quarter. Strategic mine planning succeeded in providing sufficient mining faces, and issues with the filter press and mill have been addressed for the time being. The improved production during the month, combined with high metal prices and the favorable US dollar to peso exchange rate, allowed the mine to operate at slightly better than break-even cash flow during the month. While the Company’s available cash balance remains a concern, based on recent performance at the mine, the Company currently expects that operations at DDGM could continue through at least the first quarter of 2025 without immediate capital infusions.

The Company still requires additional funding for mining equipment, mill upgrades and working capital to develop the Three Sisters and Splay 31 areas that will be the basis for future production at DDGM. Without additional capital, the Company currently expects that DDGM will not be able to operate near break-even cash flow beyond the first quarter of 2025. If any significant unforeseen production or processing challenges were to materialize at DDGM, the Company’s ability to continue to operate DDGM in the near-term would be further jeopardized. Various financing and funding options are currently being evaluated by the Company.

The Company has also identified an overpayment by DDGM of Mexico taxes in 2023 and has submitted a tax refund request for approximately $3.8 million ($76 million pesos). This amount is expected to be refunded to the Company in 2025, although the exact timing of payment is unpredictable.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this Current Report on Form 8-K, the words “plan,” “target,” “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, (i) the Company’s ability to achieve approximately break-even cash flow at DDGM through the first quarter of 2025, (ii) the Company’s anticipated near-term capital needs and potential sources of capital, and (iii) the timing and amount of an anticipated tax refund in Mexico. All forward-looking statements in this Current Report on Form 8-K are based upon information available to Gold Resource Corporation as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company’s actual results could differ materially from those discussed in this Current Report on Form 8-K. Also, there can be no assurance that production will continue at any specific rate. Forward-looking statements are subject to risks and uncertainties, including the possibility of unforeseen production or processing challenges at DDGM, such as mechanical breakdowns, staffing shortages, weather events, unexpected decreases in grade, lower than anticipated production at existing mining faces, or inability or delays in opening new mining faces; the ability of the Company to obtain additional capital on favorable terms or at all; the possibility of lower than anticipated revenue or higher than anticipated costs at DDGM; volatility in commodity prices and exchange rates; and declines in general economic conditions. Additional risks related to the Company may be found in the periodic and current reports filed with the Securities and Exchange Commission by the Company, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which are available on the SEC’s website at www.sec.gov.

Item 9.01Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished with this report:

Exhibit Number	Description of Exhibit
99.1	News Release dated December 2, 2024.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: December 3, 2024	By:	/s/ Allen Palmiere
	Name:	Allen Palmiere
	Title:	Chief Executive Officer and President

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